Exhibit 99.1

Date:	April 14, 2009
Contact:	Stephanie LaFiura
Investor Relations Associate
Phone:	201-804-3037
Email:	stephanie.lafiura@cambrex.com
Release:	Immediate
CAMBREX RECEIVES NOTICE REGARDING NYSE LISTING
     East Rutherford, NJ – April 14, 2009 – Cambrex Corporation (NYSE:CBM) announced today that the Company has been notified by the New York Stock Exchange (the “NYSE”) that it was below the NYSE’s continued listing standard relating to the Company’s total market capitalization and its stockholders’ equity. The Company received the notice on April 9, 2009 from the NYSE that it did not meet its continued listing standards because its average market capitalization was below $75 million over a consecutive 30 day trading period and the Company’s shareholders’ equity was less than $75 million at December 31, 2008. The Company reported shareholders’ equity of $74.8 million at December 31, 2008. In accordance with NYSE procedures, the Company intends to provide the NYSE, within 45 days from the date of the notice, a business plan that demonstrates the Company’s ability to return to compliance with these continued listing standards within 18 months from the date of the notice. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to the Company’s compliance with other NYSE listing requirements.
About Cambrex
     Cambrex provides products and services to accelerate the development and commercialization of small molecule therapeutics including active pharmaceutical ingredients (“API”), advanced intermediates, enhanced drug delivery, and other products for branded and generic pharmaceuticals. For more information, please visit www.cambrex.com.
Forward-Looking Statements
     This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that they use words such as “expects,” “anticipates,” “intends,” “estimates,” “believes” or similar expressions in connection with any discussion of future financial and operating performance. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout the Company’s public filings. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, including the outcome of outstanding litigation disclosed in the Company’s public filings, the Company’s ability to satisfy the continued listing standards of the New York Stock Exchange, changes in foreign exchange rates, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, and the Company’s ability to receive regulatory approvals for its products and other factors described under the caption “Risk Factors That May Affect Future Results” in our annual report on Form 10-K for the year ended December 31, 2008. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
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